UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2009

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Delaware	0-11635	59-2058100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)      On November 4, 2009, Dennis M. McGrath, the President, Chief Executive Officer and Chief Financial Officer of PhotoMedex, Inc., a Delaware corporation (the “Company”) upon mutual agreement with the Board of Directors, resigned from his position as the Company’s Chief Financial Officer, effective immediately.

(c)      Also on November 4, 2009, the Board appointed Christina L. Allgeier, age 37, as the Company’s Chief Financial Officer, effective immediately. Ms. Allgeier, has served as the Company’s Controller since December, 2002.  Ms. Allgeier graduated with a B.S. in accounting from Penn State University. Ms. Allgeier holds a license from the Commonwealth of Pennsylvania as a certified public accountant.

Item 7.01.    Regulation FD Disclosure.

On November 5, 2009, the Company issued a press release announcing the matters disclosed in Item 5.02 of this Current Report on Form 8-K.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description

	99.1	Press Release by the Company, dated November 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date:	November 5, 2009	By:	/s/ Dennis M. McGrath
Dennis M. McGrath
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release by the Company, dated November 5, 2009.